Exhibit 99.2

CERITAS Holdings, LP

Consolidated Financial Statements as of March 31,

2010 (Unaudited) and December 31, 2009 and

2008, and for the Years Ended December 31, 2009,

2008 and 2007, and for the Three Month Periods

Ended March 31, 2010 and 2009 (Unaudited) and

Independent Auditors’ Report

Deloitte & Touche LLP
Suite 4500
1111 Bagby Street
Houston, TX 77002-4196
USA
Tel: +1 713 982 2000
Fax: +1 713 982 2001
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

The Board of Directors of

CERITAS Holdings, LP:

We have audited the accompanying consolidated balance sheets of CERITAS Holdings, LP and subsidiaries (the “Partnership”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Partnership’s negative working capital, which is attributable to the July 2010 termination of the Partnership’s line of credit, raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter is also discussed in Note 1 to the consolidated financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 8 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively adjusted for discontinued operations.

/s/ Deloitte & Touche LLP

April 30, 2010, except for the retrospective adjustment for discontinued operations discussed in Note 8, as to which the date is June 24, 2010.

Member of
Deloitte Touche Tohmatsu

CERITAS HOLDINGS, LP

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2010 (UNAUDITED) AND DECEMBER 31, 2009 AND 2008

	March 31,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$444,787	$508,000	$546,550
Accounts receivable	814,830	434,279	1,263,867
Prepayments and other current assets	120,723	122,593	146,613
Current assets held for sale	5,825,585	6,376,215	7,809,481

Total current assets	7,205,925	7,441,087	9,766,511

PROPERTY, PLANT, AND EQUIPMENT:
Oil and gas properties — at cost (successful efforts method):
Proved properties	3,269,254	3,216,435	3,159,779
Accumulated depletion	(2,719,117)	(2,664,135)	(2,046,181)

Total oil and gas properties — net	550,137	552,300	1,113,598

Office furniture and equipment	308,815	308,815	289,434
Accumulated depreciation	(187,313)	(171,877)	(110,883)

Total office furniture and equipment — net	121,502	136,938	178,551

DEFERRED CHARGES — Net	263,799	467,822	693,485

OTHER ASSETS	129,393	129,393	206,097

OTHER ASSETS HELD FOR SALE	112,396,372	113,721,827	123,264,212

TOTAL	$120,667,128	$122,449,367	$135,222,454

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt	$78,098,594	$78,196,827	$—
Accounts payable	464,050	462,128	2,936,997
Accrued liabilities	178,418	776,693	2,801
Other liabilities	99,000	99,000	99,000
Current liabilities held for sale	3,978,208	4,639,932	19,751,068

Total current liabilities	82,818,270	84,174,580	22,789,866

LONG-TERM DEBT			67,100,000

ASSET RETIREMENT OBLIGATION	49,680	48,827	45,393

ASSET RETIREMENT OBLIGATION HELD FOR SALE	1,330,334	1,307,488	1,215,537

PARTNERS’ EQUITY	36,468,844	36,918,472	44,071,658

TOTAL	$120,667,128	$122,449,367	$135,222,454

See notes to consolidated financial statements.

CERITAS HOLDINGS, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED) AND

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	For the	For the
	Three-Months	Three-Months
	Ended	Ended	For the Year Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2010	2009	2009	2008	2007
	(Unaudited)
REVENUES:
Oil and gas production revenue	$632,354	$549,323	$2,096,121	$6,222,767	$4,017,822

COST AND EXPENSES:
Lease operating expenses	154,028	151,877	708,266	1,315,429	805,469
Depreciation, depletion and amortization	70,418	117,993	678,944	1,038,172	750,262
General and administrative	427,419	534,436	2,020,824	3,765,057	4,003,397

Total cost and expenses	651,865	804,306	3,408,034	6,118,658	5,559,128

OPERATING (LOSS) INCOME	(19,511)	(254,983)	(1,311,913)	104,109	(1,541,306)

INTEREST AND OTHER INCOME	—	6,216	6,757	79,663	1,179

(LOSS) INCOME FROM CONTINUING OPERATIONS	(19,511)	(248,767)	(1,305,156)	183,772	(1,540,127)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS — Net of income tax	(430,117)	(1,086,173)	(5,848,030)	5,025,434	(1,962,220)

NET (LOSS) INCOME	$(449,628)	$(1,334,940)	$(7,153,186)	$5,209,206	$(3,502,347)

See notes to consolidated financial statements.

CERITAS HOLDINGS, LP

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2010 (UNAUDITED) AND

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

			Total
	General	Limited	Partners’
	Partner	Partners	Equity
BALANCE — January 1, 2007	$42,365	$42,322,434	$42,364,799

Net loss	(3,502)	(3,498,845)	(3,502,347)

BALANCE — December 31, 2007	38,863	38,823,589	38,862,452

Net income	5,209	5,203,997	5,209,206

BALANCE — December 31, 2008	44,072	44,027,586	44,071,658

Net income	(7,153)	(7,146,033)	(7,153,186)

BALANCE — December 31, 2009	36,919	36,881,553	36,918,472

Net income (unaudited)	(450)	(449,178)	(449,628)

BALANCE — March 31, 2010 (unaudited)	$36,469	$36,432,375	$36,468,844

See notes to consolidated financial statements.

CERITAS HOLDINGS, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED) AND

FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	For the	For the
	Three-Months	Three-Months
	Ended	Ended	For the Year Ended
	March 31,	March 31,	December 31	December 31	December 31
	2010	2009	2009	2008	2007
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(449,628)	$(1,334,940)	$(7,153,186)	$5,209,206	$(3,502,347)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	1,749,921	3,527,453	13,995,944	14,020,608	12,572,352
Debt issuance amortization	204,044	109,498	653,163	386,835	1,233,247
Deferred income tax	7,087	24,000	162,841	(14,833,289)	(1,233,600)
Accretion expense	23,699	23,700	95,388	94,798	87,238
Loss on sale of assets	—	449	3,168		41,199
Loss on abandonment	—	—	—	23,623	—
Effect of changes in current assets and liabilities:
(Increase) decrease in accounts receivable and accrued oil and gas sales	152,081	2,672,091	2,200,782	(299,700)	(936,880)
(Increase) decrease in inventory and other current assets	19,868	10,695	86,092	(53,828)	19,501
Increase (decrease) in accounts payable and accrued expenses, and other	(1,250,294)	(15,067,119)	(16,773,142)	13,118,766	(5,788,840)

Net cash provided by (used in) operating activities	456,778	(10,034,173)	(6,728,950)	17,667,019	2,491,870

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions in gathering and processing facilities and transportation contracts	(341,467)	(3,724,131)	(3,863,125)	(28,023,635)	(11,650,667)
Proceeds from the sale of furniture and fixtures	—	7,779	18,779	—	15,000
Additions to oil and gas properties	(52,819)		(56,656)	(52,587)	(50,630)
Additions to furniture and fixtures	(27,472)	(17,574)	(77,925)	(327,356)	(347,115)

Net cash used in investing activities	(421,758)	(3,733,926)	(3,978,927)	(28,403,578)	(12,033,412)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	—	(427,500)	(127,441)	(1,249,105)
Issuance of debt	—	14,000,000	14,000,000	22,000,000	72,700,000
Payment of debt	(98,233)	—	(2,903,173)	(12,000,000)	(63,250,000)

Net cash (used in) provided by financing activities	(98,233)	14,000,000	10,669,327	9,872,559	8,200,895

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(63,213)	231,901	(38,550)	(864,000)	(1,340,647)

CASH AND CASH EQUIVALENTS — Beginning of year	508,000	546,550	546,550	1,410,550	2,751,197

CASH AND CASH EQUIVALENTS — End of year	$444,787	$778,451	$508,000	$546,550	$1,410,550

INTEREST PAID	$1,402,575	$572,818	$3,664,223	$3,428,102	$4,946,176

INVESTMENTS IN PROPERTY, PLANT, AND EQUIPMENT FUNDED THROUGH ACCOUNTS PAYABLE	$29,926	$531,528	$37,730	$2,561,746	$130,313

CASH PAID FOR TAXES	$—	$13,079,014	$13,365,508	$6,967	$38,404

See notes to consolidated financial statements.

CERITAS HOLDINGS, LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business — CERITAS Holdings, LP (“the Partnership”) was formed on March 28, 2005, as a Delaware limited partnership. Energy Spectrum Partners IV, LP owns an 88.11% limited interest in the Partnership, the CERITAS Group owns a 9.79%, WMJ Operations, LP owns a 2.00% limited interest in the Partnership, and CERITAS Energy, LLC owns 0.10% of the Partnership and is the general partner. The Partnership owns 100% of Optigas, LLC (“Optigas”), 100% of CERITAS Management, LLC, 99.9% of CERITAS Gathering Company, LP, which owns 99% of Liberty Gathering Company, LP (“Liberty”), and 100% of Liberty Pipeline, LLC, which owns 1% of Liberty. Liberty owns 100% of Raywood Gas Plant, LLC (“Raywood”). CERITAS Management, LLC owns 0.10% of CERITAS Gathering Company, LP. The accompanying financial statements are consolidated and include the accounts of CERITAS Holdings, LP, CERITAS Management, LLC, CERITAS Gathering Company, LP, Liberty Pipeline, LLC, Liberty, Raywood, and Optigas. All intercompany amounts and transactions have been eliminated in consolidation. CERITAS Holdings, LP and its subsidiaries are referred to herein as the “Partnership.”

Liberty owns and operates high- and low-pressure gathering assets in Liberty County, Texas. The gathering assets were purchased in April 2005. The system is supplied with wellhead gas purchased by Liberty from multiple producers at several pipeline interconnects, transported, and then sold by Liberty to the Enterprise Products Channel intrastate pipeline at two interconnects and/or the Kinder Morgan Tejas intrastate pipeline.

Raywood was formed on July 18, 2006, as a Texas limited liability company and is wholly owned by Liberty. Raywood owns and operates a natural gas processing plant. The plant was constructed on Liberty’s pipeline system in Liberty County, Texas and began operations in November 2006.

On March 21, 2006, the Partnership acquired Optigas. Optigas is engaged in the midstream energy business with gas gathering and compression assets located in the Powder River Basin in Wyoming. Optigas provides natural gas gathering, and related services, which include compression, for natural gas producers. Optigas also owns working interests in coal bed methane gas acreage in the Powder River Basin.

Basis of Presentation — The accompanying financial statements of the Partnership were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Subsequent events have been evaluated through November 8, 2010, the date these financial statements were available to be issued.

The unaudited consolidated financial statements as of March 31, 2010 and for the three month periods March 31, 2010 and 2009 are unaudited and reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the statement of financial condition and results of operation for the periods covered by such statements. The interim results are not necessarily indicative of the results of the full year.

Going Concern — The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. At December 31, 2009, the Partnership’s negative working capital is attributable to the July 2010 termination of the Partnership’s line of credit. Management has undertaken a process to sell substantially all of the Partnership’s assets and believes sufficient assets can be sold prior to termination of the Partnership’s line of credit; however, no assurance can be provided that such sales will occur. Absent the timely sale of sufficient assets to pay off the line of credit, management intends to seek a forbearance which will allow them to complete the sale of the Partnership’s assets. The financial statements do not include any adjustment that might result from this uncertainty.

Use of Estimates in the Preparation of Financial Statements — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition — The Partnership’s revenue is derived from producing, gathering, transporting, processing, and marketing natural gas. Marketing revenues are recognized based on actual volumes of natural gas sold to purchasers. The Partnership’s gathering and transportation revenue is recognized based upon actual volumes delivered. Oil and gas production revenue is recognized as title passes under the sales method. Under this method, the Partnership recognizes revenue on production as it is taken and delivered to its purchasers. For processing services, the Partnership either receives fees or commodities from natural gas producers under percentage-of-proceeds contracts. The Partnership is paid for its services by keeping a percentage of the natural gas liquids produced. Commodities received are in turn sold and recognized as revenue.

Cash and Cash Equivalents — Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of less than three months.

Concentrations of Credit Risk — The Partnership regularly has cash in a single financial institution, which exceeds depository insurance limits. The Partnership places such deposits with high credit quality institutions and has not experienced any credit losses. Substantially all of the Partnership’s accounts receivable at March 31, 2010 and December 31, 2009 and 2008, result from the sale, transportation, or processing of natural gas. This concentration of customers may impact the Partnership’s overall credit risk, either positively or negatively, in that these entities may be similarly impacted by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Partnership performs credit evaluations on all customers to minimize exposure to credit risk.

During 2009, the Partnership sold 98% of its natural gas and natural gas liquids to two customers. At December 31, 2009, 96% of accounts receivable were due from one customer. During 2008, the Partnership sold 67% of its natural gas and natural gas liquids to two customers. At December 31, 2008, 69% of accounts receivable were due from three customers. During 2007, the Partnership sold 74% of its natural gas and natural gas liquids to two customers. During both of the unaudited three month periods ended March 31, 2010 and 2009, the Partnership sold 99% of its natural gas and natural gas liquids to 2 customers. At March 31, 2010 (unaudited), 96% of accounts receivable were from one customer.

Fair Value of Financial Instruments — The Partnership’s financial instruments consist of cash and cash equivalents, trade receivables, trade payables, accrued liabilities, and long-term debt. The carrying value of cash and cash equivalents, trade receivables, trade payables, accrued liabilities and long-term debt are considered to be representative of their fair market value, due to the short maturity of these instruments.

Imbalances — In the course of transporting natural gas and natural gas liquids for others, the Partnership may receive for redelivery different quantities of natural gas or natural gas liquids than the quantities actually delivered. These transactions result in transportation and exchange imbalance receivables or payables that are recovered or repaid through the receipt or delivery of natural gas or natural gas liquids in future periods, if not subject to cash-out provisions. Imbalance receivables are included in accounts receivable and imbalance payables are included in accounts payable on the consolidated balance sheets and are recorded at the market price. At March 31, 2010 (unaudited) and December 31, 2009 and 2008, the Partnership had imbalance receivables of $90,014, $92,502 and $0, respectively.

Allowance for Doubtful Accounts — Management of the Partnership monitors the accounts receivable from its customers for any collectability issues. An allowance for doubtful accounts is established based on reviews of individual customer accounts, recent loss experience, current economic conditions, and other pertinent factors. Accounts deemed uncollectible are charged to the allowance. The Partnership had no allowance at March 31, 2010 (unaudited) and December 31, 2009 and 2008.

Property, Plant, and Equipment — Property, plant, and equipment are recorded at cost, less accumulated depreciation and impairment losses. Maintenance and repairs are charged to expense as incurred. Expenditures that extend the useful lives of an asset are capitalized. When assets are retired or otherwise disposed of, the cost of the assets and related accumulated depreciation are removed from the accounts. Any gain or loss on retirements or dispositions is charged to income in the year in which the asset is disposed. Depreciation is provided on a straight-line basis over the following estimated useful lives:

Years
Office furniture, equipment, and other	3–7
Equipment and easements	15
Gas plant facility	15
Gathering systems and processing facilities	7–15

The cost of assets constructed or otherwise produced for the Partnership’s own use includes the cost of interest incurred during the period of time necessary to bring them to the condition and location of their intended use. The interest capitalization period ends when the assets are substantially complete and ready for their intended use. For the year ended December 31, 2009 and 2008 and the unaudited three-months ended March 31, 2010, the Partnership capitalized no interest. For the year ended December 31, 2007, the Partnership capitalized interest of $188,881.

Oil and Gas Properties — The Partnership follows the successful efforts method of accounting for oil and gas properties. The use of this method results in the capitalization of those costs associated with the acquisition, exploration, and development of properties that produce revenue or are anticipated to produce future revenue. The Partnership does not capitalize general and administrative expenses directly identifiable with such activities. Costs of unsuccessful exploration efforts are expensed in the period it is determined that such costs are not recoverable through future revenues. Geological and geophysical costs and delay rentals are expensed as incurred. The cost of development wells are capitalized whether productive or nonproductive. The Partnership uses the units-of-production method to amortize its oil and gas properties. Changes in reserve quantities will cause corresponding changes in depletion expense in periods subsequent to the quantity revision. Upon the sale of proved properties, the cost and accumulated depletion are removed from the accounts and any gain or loss is charged to income.

Unproved properties are assessed periodically on a project-by-project basis to determine whether impairment has occurred. Management’s assessment of the results of exploration activities, commodity price outlooks, planned future sales, or the cessation of all or a portion of such projects impact the amount and timing of impairment provisions. Factors leading to recording unproved property impairments include lease expirations and an assessment of the lack of exploration opportunities existing on a lease. Future changes in any of the above-referenced factors could result in the Partnership’s recording unproved property impairment charges in future periods. Sales proceeds from unproved oil and natural gas properties are credited to related costs of the prospect sold until such costs are recovered and then to net gain or loss on sales of unproved oil and natural gas properties. The Partnership has no unproved properties.

Proved properties are assessed when an impairment indicator exists to determine whether impairment has occurred. Management’s assessment of future operating expenses and capital requirements for proved reserves impacts the determination and amount of impairment. Product valuation, using future pricing, also affects the determination and amount of impairment. Actual impairment charges are recorded using an estimate of discounted future cash flows. Impairment charges for the year ended December 31, 2009 and 2008 and the unaudited three-months ended March 31, 2010 and 2009 were $55,428, $0, $0 and $0, respectively.

Intangibles — As part of the purchase of the gathering assets of Liberty in April 2005 and the acquisition of Optigas in March 2006, the Partnership acquired the transportation and purchase contracts for the gathering systems. From the purchase price allocation, the contracts were recorded at their estimated fair value. Because these contracts have finite lives, they are being amortized over the life of the contract. Contracts amortization for the year ended December 31, 2009, 2008 and 2007 and the unaudited three-months ended March 31, 2010 and 2009 was $4,154,154, $4,895,747, $5,601,592, $1,012,717, and $1,165,898 respectively. Estimated aggregate amortization expense for each of the five succeeding years as of December 31, 2009 is as follows:

December 31
2010	$3,468,173
2011	3,273,940
2012	3,273,940
2013	818,488
2014	—

Asset Retirement Obligation — The Partnership records the fair value of a liability for an asset retirement obligation (ARO) in the period in which it is incurred and retirement activity in which the times and/or method of settlement are conditional upon a future event that may or may not be within our control. When the liability is initially recorded, an entity increases the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Activities related to the Partnership’s ARO for reclamation costs it expect to incur to its coal methane producing properties and gathering systems during each of the three years in the period ended December 31, 2009 and the unaudited three-months ended March 31, 2010, are as follows:

Balance of ARO — December 31, 2007	$1,166,132

Accretion expense	94,798

Balance of ARO — December 31, 2008	1,260,930

Accretion expense	95,385

Balance of ARO — December 31, 2009	1,356,315

Accretion expense (unaudited)	23,699

Balance of ARO — March 31, 2010 (unaudited)	$1,380,014

Impairment of Long-Lived Assets — The carrying value of long-lived assets, principally property and equipment, is reviewed for potential impairment when events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. For property and equipment, the determination of recoverability is made based upon the estimated undiscounted future net cash flows of the related asset or group of assets being evaluated. Actual impairment charges are recorded using an estimate of discounted future cash flows. There were no impairment charges of non-oil and gas properties for the year ended December 31, 2009, 2008 and 2007 and for the unaudited three month periods ended March 31, 2010 and 2009.

Income Taxes — The Partnership is a limited partnership and is not subject to federal income tax. As such, the ultimate owners of the Partnership are taxed on their proportionate share of net income.

The liability for deferred federal taxes included within current liabilities of discontinued operation (see note 8) in the Partnership’s consolidated financial statements at December 31, 2008, are those of its subsidiary, Optigas, which was converted to a LLC on July 1, 2008.

Prior to the conversion, Optigas operations were subject to corporate income tax. During those periods, income taxes were calculated on the basis of separate company income and deductions related to Optigas in accordance with established practices. Deferred income taxes were provided for temporary differences between the accounting principles generally accepted in the United States of America and tax carrying amounts of assets and liabilities. These differences create taxable or tax deductible amounts for future periods.

The Partnership continues to be subject to Texas income (margin) tax.

Uncertain Tax Positions — On January 1, 2009, the Partnership adopted a GAAP pronouncement that clarified the accounting for uncertainty in income taxes recognized in the financial statements. The pronouncement provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax position not meeting the more likely than not threshold must be recognized as a liability on the financial statements. This pronouncement also provides guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The open tax years are 2006-2009. The Partnership believes there are no material uncertain tax positions.

Deferred Charges — Financing fees are deferred and amortized over the life of the applicable debt instrument. Unamortized deferred financing fees at December 31, 2009 and 2008 and March 31, 2010 (unaudited), were $467,822, $693,485 and $263,799, respectively. Financing fees at December 31, 2009 and 2008 and March 31, 2010 (unaudited), relate to the revolving line of credit obtained in 2007, increased in 2008, and modified in 2009. Financing fees amortized for the years ended December 31, 2009, 2008 and 2007 and for the unaudited three month periods ended March 31, 2010 and 2009, were $653,163, $386,835, $1,233,247, $204,023 and $109,498, respectively.

Derivatives — The Partnership recognizes all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Partnership’s forward natural gas and crude oil purchase and sales contracts are designated as normal purchases and sales. During 2009, 2008 and 2007, the Partnership used derivatives to mitigate the risks to cash flows resulting from changes in commodity prices. The Partnership realized a loss of $5,871 in 2009, a gain of $1,354,756 in 2008 and a loss of $415,096 in 2007, included in (loss) income from discontinued operation in the consolidated statements of operations related to these instruments.

2.	OPTIGAS/CERITAS MERGER

On March 21, 2006, the Partnership acquired Optigas, a Delaware corporation, in an agreement and plan of merger. As a result of the merger transaction, all outstanding shares of the Optigas common stock were converted into the right to receive an aggregate amount of $85,000,000 in cash plus the amount of working capital. $5,000,000 of the merger consideration was placed in escrow. At December 31, 2007, $5,000,000 was on the Partnership’s consolidated balance sheet as restricted cash and was accounted for as contingent consideration; therefore, it was not included in the purchase price or purchase price allocation, and no liability was recorded. On March 22, 2008, the escrow balance of $5,000,000 was transferred directly to the former shareholders of Optigas and was recorded on the Partnership’s balance sheet as an addition to goodwill.

3.	GOODWILL

Goodwill, which is included in other assets held for sale, is tested for impairment at least annually at the reporting unit level using a two-step impairment test. The Partnership recorded goodwill of $404,735 when the gathering assets were purchased by the Partnership in April 2005. During 2006, a purchase price adjustment related to the Liberty acquisition increased goodwill by $266,440. In 2008, goodwill in the amount of $5,000,000 was added by the transfer of restricted cash to the previous owners of Optigas. During 2009 and 2008, the Partnership tested goodwill for impairment and determined no impairment had occurred.

4.	DEBT

The Partnership obtained a revolving line of credit (RLOC) from Merrill Lynch Capital and a three-bank syndicate of $75,000,000 on July 26, 2007, with a maturity date of July 26, 2010. During 2008, Merrill Lynch Capital assigned their interest in the RLOC to its administrative agent, General Electric Capital Corporation. This assignment did not change the terms of the loan or the covenants. The facility bears interest at London InterBank Offered Rate (LIBOR) plus a margin determined based on the debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio as defined in the agreement. The facility was used to consolidate all Partnership bank financings. The facility is secured by all material assets and is guaranteed by all subsidiaries of the Partnership.

On July 1, 2008, the RLOC was increased to $100,000,000 by amendment. On August 4, 2009, the RLOC was decreased, by amendment, to $85,500,000 and decreases each subsequent quarter by the amount of excess cash flow. On March 9, 2010, the agreement was amended to change certain covenant requirements and to waive compliance with these covenants at December 31, 2009 and to reset the financial covenants as of March 31, and June 30, 2010.

At March 31, 2010 (unaudited) and December 31, 2009 and 2008, the outstanding amount of the RLOC was $78,098,594, $78,196,827 and $67,100,000. The Partnership was in compliance with all terms and conditions as amended as of March 31, 2010 and December 31, 2009.

5.	COMMITMENTS AND CONTINGENCIES

Lease Commitments — The Partnership leases office space under noncancelable operating leases through October 2011. The Partnership also leases various compressors under noncancelable operating leases over various lease periods. The total lease expense for the year ended December 31, 2009, 2008 and 2007 and the unaudited three-months ended March 31, 2010 and 2009, was $1,322,490, $4,113,422, $5,464,206, $199,850 and $359,267, respectively. Future payments under these leases as of December 31, 2009 are as follows:

Years Ending
December 31
2010	$566,340
2011	351,687
2012	25,200

Total	$943,227

Legal Proceedings — The Partnership is from time to time involved in various legal proceedings characterized as incidental to the business. Management does not believe that the outcome of current legal proceedings will have a materially adverse impact on the Partnership’s consolidated financial position, results of operations, or cash flows.

6.	INCOME TAXES

Income taxes on Optigas operations prior to the July 1, 2008, limited liability company conversion were calculated on the basis of their separate company income and deductions in accordance with established practices. The Partnership used the asset and liability method of accounting for deferred taxes to record the tax effects on Optigas. Deferred tax assets and liabilities were determined based on the difference between the consolidated financial statements and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

The components of the provision (benefit) for income taxes included in discontinued operations are as follows:

	For the	For the
	Three-Months	Three-Months
	Ended	Ended	For the Year Ended
	March 31,	March 31,	December 31,	December 31,	December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
Current federal	$—	$—	$—	$13,079,014	$38,408
Deferred federal	—	—	—	(14,833,289)	(1,233,600)
Current state	—	—	—	326,676	—
Deferred state	7,087	24,000	162,841	(361,284)	—

Net provision (benefit)	$7,087	$24,000	$162,841	$(1,788,883)	$(1,195,192)

In conjunction with the conversion to a limited liability company, $1,754,275 of federal income tax liabilities outstanding at June 30, 2008, were eliminated and recorded in (loss) income from discontinued operations as a benefit to income tax expense (benefit) on the consolidated statements of operations. The balance of federal income tax liabilities were reclassified on the Partnership’s consolidated balance sheets to current federal income taxes payable (a component of total liabilities of discontinued operations) for the year ended December 31, 2008.

The Partnership is subject to Texas Franchise Tax based on taxable margin (TMT). The first annual taxable period began January 1, 2007, and the first returns were due in 2008. The Partnership uses the liability method of accounting for TMT. Deferred income taxes are recognized for the future tax effects of temporary differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities using the enacted statutory tax rates in effect at the end of the period. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized. The deferred tax provisions presented on the accompanying consolidated balance sheets relate to the effect of temporary book/tax timing differences associated with depreciation and depletion.

Significant components of the Partnership’s total net deferred tax assets and liabilities included in other assets held for sale are as follows:

	March 31,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
Deferred tax assets — other	$277,870	$288,161	$361,284
Deferred tax liability — PP&E	(86,514)	(89,718)	—

Net deferred tax asset	$191,356	$198,443	$361,284

After the July 1, 2008, conversion of Optigas, there are no longer federal or state net operating loss carryforwards. The Partnership is not subject to federal income tax, but rather the taxable income or loss of these entities is reported on the income tax returns of the respective members.

7.	RELATED-PARTY TRANSACTIONS AND BALANCES

WMJ Operations, LP (WMJO) owns a 2% interest in the Partnership. An affiliate of WMJO, WMJ Investments, Corp. (WMJI) receives gas from Liberty. Prior to 2008, WMJI delivered gas to, and received gas from, Liberty. These transactions are accounted for as purchases and sales, respectively. At month-end, a statement is prepared and presented to WMJI that summarizes the purchases and sales for the month. A netting agreement is in place that allows the net amount to be paid to, or received from, WMJI. Under this arrangement in 2009, Liberty sold gas valued at $40,673. In 2008, Liberty sold gas valued at $368,235. In 2007, Liberty sold gas valued at $592,405 and purchased gas valued at $20,193. During the unaudited three month periods ended March 31, 2010 and March 31, 2009, Liberty sold gas valued at $14,121 and $12,336 respectively. At March 31, 2010 (unaudited), WMJI owed Liberty $18,027. At December 31, 2009, WMJI owed Liberty $3,906. At December 31, 2008, Liberty owed WMJI $14,165.

Other liabilities of $99,000 represent a payable to an affiliate.

The Partnership provides management, accounting, and administrative services to Ceritas Holdings II, LLC (CHII). CHII is an unconsolidated affiliate of the Partnership. In April 2008, the Partnership entered into an agreement with CHII that provides compensation for these services. Under this agreement, the Partnership invoices CHII a percentage of the general and administrative expenses that benefit both entities. The percentage for 2010 and 2009 and 2008 was 50%, 50%, and 40% respectively. The Partnership accounts for this re-bill on the consolidated operating statement as a reduction of general and administrative expenses. For the year ended December 31, 2009 and 2008, the amounts invoiced for these services totaled $2,233,088 and $1,031,790 respectively. For the unaudited three-months ended March 31, 2010 and March 31, 2009, the amounts invoiced for these services totaled $396,808 and $612,340 respectively.

CHII holds an equity interest in Ute Energy, LLC (UE). In June and August 2009, the partnership entered into commodity transactions with J.P. Morgan Ventures Energy Corporation (JPM) on behalf of, and for the benefit of UE. UE reimbursed the partnership for their payments to JPM and receipts from JPM were forwarded to UE. No fees or commissions were charged or received by the partnership. All commodity positions were settled by December 31, 2009 and there were no outstanding receivables or payables between any of the parties related to these transactions.

8.	DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

During the unaudited three month period ended March 31, 2010, the Partnership undertook an active process to market its Raywood, Liberty and Optigas midstream businesses. The Partnership engaged a third party advisor in connection with these plans. The accompanying financial statements have been retrospectively adjusted to present these businesses as discontinued operations. Management of the Partnership expects the Raywood and Liberty businesses to be sold in June 2010 and the Optigas midstream business to be sold by the end of 2010. The Partnership classified these businesses as held for sale and ceased depreciating and amortizing these assets in mid-February 2010.

The Partnership’s remaining operations not classified as held for sale at March 31, 2010 include the Partnership’s working interests in coal bed methane gas acreage in the Powder River Basin.

The following table summarizes the results classified as Discontinued Operations, net of tax, in the consolidated statements of operations.

Discontinued Operations

	March 31, 2010			March 31, 2009
	(Unaudited)			(Unaudited)
		Raywood			Raywood
	Optigas	Liberty	Total	Optigas	Liberty	Total
REVENUES:
Natural gas sales	$—	$4,151,221	$4,151,221	$—	$6,226,857	$6,226,857
Gathering fees	2,690,916	—	2,690,916	3,900,865	—	3,900,865
Natural gas liquids and condensate sales	—	8,244,125	8,244,125	—	5,199,517	5,199,517
Risk management activity	—	—	—	—	(5,871)	(5,871)

Total revenues	2,690,916	12,395,346	15,086,262	3,900,865	11,420,503	15,321,368

COST AND EXPENSES:
Cost of natural gas and natural gas liquids	—	10,148,068	10,148,068	—	9,510,965	9,510,965
Operating, transporting, and compression costs	1,107,458	372,895	1,480,353	1,535,850	573,497	2,109,347
Depreciation and amortization	1,332,808	346,694	1,679,502	2,596,787	812,671	3,409,458
Accretion expense	21,870	1,830	23,700	21,870	1,830	23,700
General and administrative	481,333	122,968	604,301	560,186	125,108	685,294
Loss on sale of property	—	—	—	449	—	449

Total cost and expenses	2,943,469	10,992,455	13,935,924	4,715,142	11,024,071	15,739,213

OPERATING (LOSS) INCOME	(252,553)	1,402,891	1,150,338	(814,277)	396,432	(417,845)

INTEREST EXPENSE	(1,573,368)	—	(1,573,368)	(644,084)	—	(644,084)

INTEREST AND OTHER INCOME	—	—	—	—	(244)	(244)

(LOSS) INCOME BEFORE INCOME TAX	(1,825,921)	1,402,891	(423,030)	(1,458,361)	396,188	(1,062,173)

INCOME TAX (EXPENSE) BENEFIT	—	(7,087)	(7,087)	—	(24,000)	(24,000)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(1,825,921)	$1,395,804	$(430,117)	$(1,458,361)	$372,188	$(1,086,173)

	December 31, 2009			December 31, 2008			December 31, 2007
		Raywood			Raywood			Raywood
	Optigas	Liberty	Total	Optigas	Liberty	Total	Optigas	Liberty	Total
REVENUES:
Natural gas sales	$—	$17,336,209	$17,336,209	$—	$39,706,852	$39,706,852	$—	$23,444,669	$23,444,669
Gathering fees	13,848,899	—	13,848,899	15,638,592	—	15,638,592	15,862,751	—	15,862,751
Natural gas liquids and condensate sales	—	23,200,822	23,200,822	—	47,232,607	47,232,607	—	31,333,161	31,333,161
Risk management activity	(5,871)	—	(5,871)	—	1,379,456	1,379,456	—	(415,096)	(415,096)

Total revenues	13,843,028	40,537,031	54,380,059	15,638,592	88,318,915	103,957,507	15,862,751	54,362,734	70,225,485

COST AND EXPENSES:
Cost of natural gas and natural gas liquids	—	32,686,379	32,686,379	—	72,241,740	72,241,740	—	43,576,802	43,576,802
Operating, transporting, and compression costs	5,275,546	1,527,547	6,803,093	7,762,898	1,355,297	9,118,195	7,414,953	1,468,530	8,883,483
Depreciation and amortization	10,516,618	2,800,378	13,316,996	9,728,874	3,253,560	12,982,434	8,540,897	3,368,430	11,909,327
Accretion expense	87,480	7,909	95,389	87,480	7,320	94,800
General and administrative	2,370,239	479,841	2,850,080	2,234,730	495,365	2,730,095	2,170,854	611,127	2,781,981
Loss on sale of property	3,168	—	3,168	—	—	—	—	41,199	41,199

Total cost and expenses	18,253,051	37,502,054	55,755,105	19,813,982	77,353,282	97,167,264	18,126,704	49,066,088	67,192,792

OPERATING (LOSS) INCOME	(4,410,023)	3,034,977	(1,375,046)	(4,175,390)	10,965,633	6,790,243	(2,263,953)	5,296,646	3,032,693

INTEREST EXPENSE	(4,317,385)	—	(4,317,385)	(3,606,708)	—	(3,606,708)	(6,030,279)	(264,830)	(6,295,109)

INTEREST AND OTHER INCOME	733	6,509	7,242	22,234	30,782	53,016	28,208	76,792	105,000

(LOSS) INCOME BEFORE INCOME TAX	(8,726,675)	3,041,486	(5,685,189)	(7,759,864)	10,996,415	3,236,551	(8,266,024)	5,108,608	(3,157,416)

INCOME TAX (EXPENSE) BENEFIT	—	(162,841)	(162,841)	1,754,275	34,608	1,788,883	1,195,196	—	1,195,196

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(8,726,675)	$2,878,645	$(5,848,030)	$(6,005,589)	$11,031,023	$5,025,434	$(7,070,828)	$5,108,608	$(1,962,220)

Summarized Balance Sheet Information for Assets and Associated Liabilities Held for Sale

	March 31, 2010 (Unaudited)			December 31, 2009			December 31, 2008
	Optigas	Raywood Liberty	Total	Optigas	Raywood Liberty	Total	Optigas	Raywood Liberty	Total
ASSETS

CURRENT ASSETS:
Accounts receivable	$1,598,578	$3,985,393	$5,583,971	$2,016,193	$4,100,410	$6,116,603	$2,011,829	$5,475,968	$7,487,797
Inventory	—	18,405	18,405	—	18,405	18,405	—	7,157	7,157
Prepayments and other current assets	127,763	95,446	223,209	146,925	94,282	241,207	258,689	55,838	314,527

Total current assets of discontinued operations	$1,726,341	$4,099,244	$5,825,585	$2,163,118	$4,213,097	$6,376,215	$2,270,518	$5,538,963	$7,809,481

PROPERTY, PLANT, AND EQUIPMENT:
Property easements	$—	$4,349,530	$4,349,530$	$—	$4,349,530	$4,349,530	$—	$4,275,728	$4,275,728
Gathering assets and equipment	—	10,949,625	10,949,625	—	10,892,393	10,892,393	—	10,448,172	10,448,172
Gas processing facility	—	18,284,925	18,284,925	—	18,291,990	18,291,990	—	16,927,443	16,927,443
Gathering and processing facilities	90,516,805	—	90,516,805	90,233,309	—	90,233,309	88,215,026	—	88,215,026
Accumulated depreciation	(23,160,595)	(5,152,500)	(28,313,095)	(22,253,866)	(4,902,923)	(27,156,789)	(15,142,904)	(2,982,758)	(18,125,662)

Total gathering and processing facilities — net	67,356,210	28,431,580	95,787,790	67,979,443	28,630,990	96,610,433	73,072,122	28,668,585	101,740,707

Office furniture and equipment	693,605	—	693,605	666,133	—	666,133	737,095	—	737,095
Accumulated depreciation	(312,235)	—	(312,235)	(295,398)	—	(295,398)	(271,242)	—	(271,242)

Total office furniture and equipment — net	381,370	—	381,370	370,735	—	370,735	465,853	—	465,853

INTANGIBLES — Contracts — net	10,231,065	97,116	10,328,181	10,640,308	194,233	10,834,541	13,914,248	1,074,445	14,988,693

GOODWILL	5,000,000	671,175	5,671,175	5,000,000	671,175	5,671,175	5,000,000	671,175	5,671,175

DEFERRED TAX ASSET	—	191,356	191,356	—	198,443	198,443	—	361,284	361,284

OTHER ASSETS	36,200	300	36,500	36,200	300	36,500	36,200	300	36,500

Total non-current assets of discontinued operations	$83,004,845	$29,391,527	$112,396,372	$84,026,686	$29,695,141	$113,721,827	$92,488,423	$30,775,789	$123,264,212

LIABILITIES

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$686,218	$3,291,990	$3,978,208	$917,043	$3,722,889	4,639,932	$1,041,351	$5,630,703	$6,672,054
Federal income taxes payable	—	—	—	—	—	—	13,079,014	—	13,079,014

Total current liabilities of discontinued operations	$686,218	$3,291,990	$3,978,208	$917,043	$3,722,889	$4,639,932	$14,120,365	$5,630,703	$19,751,068

Total asset retirement obligation of discontinued operations	$1,222,009	$108,325	$1,330,334	$1,200,992	$106,496	$1,307,488	$1,116,947	$98,590	$1,215,537

9.	SUBSEQUENT EVENTS (UNAUDITED)

On June 4, 2010, the company executed a purchase and sale agreement to sell its consolidated subsidiary, CERITAS Gathering Company, LP (CGATH), to a third party. CGATH holds the assets and liabilities for the Raywood and Liberty operations. The transaction was completed on June 29, 2010, and the proceeds were used to pay down the Partnerships line of credit.

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